                                                                    Exhibit 23.3

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 15, 2001 (except for Note C thereto, as to which the date is February 25, 2002) and January 31, 2000 (except for Note C thereto, as to which the date is February 25, 2002) included in JMAR Technologies, Inc.'s Amendment No. 2 to Form 8-K/A dated February 26, 2002 and to all references to our firm included in this registration statement.

                                      /s/  GALLAGHER, FLYNN & COMPANY, LLP


Burlington, Vermont
December 4, 2003